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Exhibit 3.7

ARTICLES OF INCORPORATION
OF
HERON REALTY CORPORATION

        1. Incorporator. The undersigned, John B. Ward, Jr., whose address is 300 E. Lombard Street, Suite 1100, Baltimore, Maryland, 21202, being at least eighteen years of age and the sole incorporator of Heron Realty Corporation does hereby form a corporation under and by virtue of the general laws of the State of Maryland.

        2. Name. The name of the corporation (which is hereinafter called the "Corporation") is:

Heron Realty Corporation

        3. Purpose. The purposes for which the Corporation is formed are as follows:

          3.1 To own, maintain and operate, either directly or indirectly through subsidiaries or affiliates, real property or interests in real property, including improvements thereto.

          3.2 To engage in and perform any activities or functions which may lawfully be performed by a business corporation organized under the laws of the State of Maryland.

          3.3 The foregoing enumerated purposes shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the Charter of the Corporation, and they are intended to be and shall be construed as powers as well as purposes of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the general laws of the State of Maryland.

        4. Principal Office. The present address of the principal office of the Corporation in this State is 300 East Lombard Street, Baltimore, Maryland 21202.

        5. Resident Agent. The name and address of the resident agent of the Corporation in this State are John B. Ward, Jr., 300 East Lombard Street, Suite 1100, Baltimore, Maryland, 21202. The resident agent is a citizen of the State of Maryland, who resides therein.

        6. Stock.

          6.1 The total number of shares of stock of all classes which the Corporation has authority to issue is One Thousand (1,000) shares of common stock of a par value of One Cent ($.01) per share, divided into Five Hundred (500) shares of Voting Common and Five Hundred (500) shares of Non-Voting Common Stock, amounting in the aggregate to Ten Dollars ($10.00) par value.

          6.2 All shares of both the Voting Common Stock and the Non-Voting Common Stock shall be identical in all respects and neither the Voting nor the Non-Voting Common Stock shall have any preferential rights with respect to dividends, redemption, liquidation, dissolution and any and all other distributions or any other rights of stockholders whatsoever, except that the holders of shares of the Corporation's Voting Common Stock shall have the sole right to vote on any and all matters requiring stockholder approval; the holders of the Non-Voting Common Stock shall have no right either to vote such shares whatsoever or to receive notice of meetings of the Corporation's stockholders, unless otherwise required by applicable law.

        7. Directors. The Board of Directors shall manage the business and affairs of the corporation and may exercise all of the powers of the Corporation except those conferred on, or reserved to, the stockholders by law. The number of Directors of the Corporation shall be that established by the By-Laws of the Corporation, but shall never be less than three (3) unless there are less than three (3) stockholders in which case the number of Directors may be less than three (3) but not less than the number of stockholders. The names of the directors who will serve until the first annual meeting and until their successors are elected and qualify are as follows:

David J. Norman
John B. Ward, Jr.

        8. Powers of the Corporation, Directors and Stockholders.

The following provisions are hereby adopted for the purposes of defining, limiting and regulating the powers of the Corporation, the directors and the Stockholders:

          8.1 The Board of Directors shall have power from time to time and in its sole discretion (a) to determine in accordance with sound accounting practice, what constitutes annual or other net profits, earnings, surplus or net assets in excess of capital; (b) to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; (c) to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose as it shall determine and to abolish or redesignate any such reserve or any part thereof; (d) to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefore, at such times and to the stockholders of record on such dates as it may, from time to time, determine; and (e) to determine whether and to what extent and to what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them shall be open to the inspection of stockholders, except as otherwise provided by statute or by the By-Laws of the Corporation, and, except as so provided, no stockholder shall have the right to inspect any book, account or document of the Corporation unless authorized to do so by resolution of the Board of Directors.

          8.2 The liability of the Directors and Officers of the Corporation to the Corporation or its stockholders for money damages shall be limited to the full extent permitted by the general laws of the State of Maryland, now or hereafter in force. Any amendment, modification or repeal of the foregoing sentence by the stockholders of the Corporation shall be prospective in operation and effect only and shall not adversely affect any right or protection of a Director or Officer of the Corporation in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

          8.3 A contract or other transaction between the Corporation and any of its Directors or between the Corporation and any other corporation, firm, or other entity in which any of its Directors is a director or has a material financial interest is not void solely because of any one or more of the following: (a) the common directorship or interest; (b) the presence of the Director at the meeting of the Board or a committee of the Board which authorizes, approves or ratifies the contract or transaction; or (c) the counting of the vote of the Director for the authorization, approval, or ratification of the contract or transaction; provided that (i) the fact of the common directorship or interest is disclosed or known to the Board of Directors or its committee, and the Board or committee authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority of disinterested Directors, even if the disinterested Directors constitute less than a quorum; (ii) the fact of the common directorship or interest is disclosed or known to the stockholders entitled to vote, and the contract or transaction is authorized, approved, or ratified by a majority of the votes cast by the stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested Director or corporation, firm, or other entity; or (iii) the contract or transaction is fair and reasonable to the

  Corporation. Common or interested Directors or the stock owned by them or by an interested corporation, firm or other entity may be counted in determining the presence of a quorum at the meeting of the Board of Directors or a committee of the Board or at a meeting of the stockholders, as the case may be, at which the contract or transaction is authorized, approved, or ratified. If a contract or transaction is not authorized, approved or ratified in one of the ways provided for in this paragraph, the person asserting the validity of the contract or transaction bears the burden of proving that the contract or transaction was fair and reasonable to the Corporation at the time it was authorized, approved or ratified.

          8.4 The Corporation shall indemnify its Directors and Officers to the full extent permitted by the general laws of the State of Maryland now or hereafter in force,

  including the advance of related expenses. Upon authorization by the Board of Directors, the corporation may indemnify other employees or agents to the same extent provided herein for Directors or Officers.

          8.5 No holders of stock of the Corporation of whatever class shall have any preemptive rights or preferential right of subscription to any shares of any class or to any securities convertible into shares of stock of the Corporation, nor any right of subscription to any thereof other than such, if any, as the Board of Directors in its discretion may determine, and at such price as the Board of Directors in its discretion may fix; and any shares of convertible securities which the Board of Directors may determine, may be offered to holders of any class or classes of stock at the time existing to the exclusion of holders of any or all other classes at the time existing.

          8.6 The Board of Directors of the Corporation shall have the power, subject to any restrictions imposed by law, to authorize the issuance from time to time of shares of the Corporation's stock, with or without par value, of any class, and of securities convertible into shares of the Corporation's stock, with or without par value, of any class, for such consideration (irrespective of the value or amount of such consideration) and in such manner and by such means as both the Board of Directors of the Corporation may deem advisable and a majority of the stockholders of the Corporation may approve.

          8.7 The Board of Directors shall have the power in its sole discretion and without limitation, subject only to any restrictions imposed by law to classify or reclassify any unissued shares of stock, whether now or hereafter authorized, by setting, altering or eliminating in any one or more respects, from time to time before the issuance of such shares, including any feature of such shares, including but not limited to the designation, par value, preferences, conversion or other rights, voting powers, qualifications, and terms and conditions of redemption of, and limitations as to dividends and any restrictions on, such shares.

          8.8 After the Board of Directors, to the extent provided by law, has provided due authorization, approval or advice, and notwithstanding any provision of law to the contrary, the affirmative note of two thirds of all of the votes entitled to be cast on the matter shall be sufficient, valid and effective to approve and authorize the following acts of the Corporation: (a) the amendment of the Charter of the Corporation: (b) the consolidation of the Corporation with one or more corporations to form a new corporation; (c) the sale, lease, exchange or other transfer of all, or substantially all, of the property and assets of the Corporation, including its goodwill and franchises; (e) the participation by the Corporation in a share exchange (as defined in the Corporations and Associations Article of the Annotated Code of Maryland) as the corporation the stock of which is to be acquired; and (f) voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

          8.9 The Corporation reserves the right from time to time to make any amendments to its charter which may now or hereafter be authorized by law, including any amendments changing the terms of contract rights, as expressly set forth in its charter, of any of its outstanding stock by classification, reclassification or otherwise.

          The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the general laws of the State of Maryland now or hereafter in force.

        9. Duration. The duration of the Corporation's existence shall be perpetual.

        IN WITNESS WHEREOF, I have signed these Articles of Incorporation acknowledging the same to be my act on this 7th day of June, 1994.

WITNESS:

/s/ JACQUELINE WINSTON-BEY Jacqueline Winston-Bey	/s/ JOHN B. WARD, JR. John B. Ward, Jr.

HERON REALTY CORPORATION
ARTICLES OF REVIVAL

        Heron Realty Corporation, a Maryland corporation (the "Corporation"), hereby certifies to the Stale Department of Assessments and Taxation of Maryland that:

        FIRST:    These Articles of Revival are for the purpose of reviving the Charter of the Corporation.

        SECOND:    The name of the Corporation at the time of the forfeiture of its Charter was Heron Realty Corporation.

        THIRD:    The name which the Corporation will use after the revival of its Charter pursuant to these Articles of Revival shall he Heron Realty Corporation, which name complies with the provisions of the Corporations and Associations Article of the Annotated Code of Maryland with respect to corporate names.

        FOURTH:    The post office address of the principal office in the State of Maryland at the time of forfeiture was 300 E. Lombard Street, Baltimore, Maryland 21202 in Baltimore City, Maryland. The post office address of the principal office in the State of Maryland following revival of the Corporation's Charter shall be 1657 Crofton Boulevard, Crofton, Maryland 21114 in Anne Arundel County, Maryland.

        FIFTH:    The name and post office address of the resident agent of the Corporation in the State of Maryland are John B. Ward, Jr., Suite 1100, 300 E. Lombard Street, Baltimore, Maryland 21202. The resident agent is a citizen actually residing in this State.

        SIXTH:    Prior to the filing of these Articles of Revival, the Corporation has:

          (a) Filed all annual reports required to be filed by the Corporation or which could have been required to be filed by the Corporation if its Charter had not been forfeited; and

          (b) Paid all State and local taxes (except taxes on real estate) and all interest and penalties due by the Corporation or which would have become due if its Charter had not been forfeited, whether or not barred by limitations.

        SEVENTH:    The last acting president, vice president, secretary and treasurer of the Corporation, if any, are unable or unwilling to sign and acknowledge these Articles.

        IN WITNESS WHEREOF, the Corporation has caused these Articles of Revival to be signed and acknowledged in its name and on its behalf by its incorporator and sole surviving director as of this 4th day of March, 1997.

HERON REALTY CORPORATION
By:	/s/ JOHN B. WARD, JR. John B. Ward, Jr. Incorporator and Sole Director

AFFIDAVIT FOR REVIVAL OF A CHARTER

        I, John B. Ward, Jr., incorporator and sole director of Heron Realty Corporation hereby declare that the previously mentioned corporation has paid all unemployment contributions or reimbursement payments, all State and local taxes, and all interest and penalties due by the corporation or which would have become due if the charter had not been forfeited, whether or not barred by limitations.

/s/ JOHN B. WARD, JR. John B. Ward, Jr.

        I hereby certify that on March 4, 1997, before me, the subscriber, a notary public of the State of Maryland, in and for Anne Arundel Co. personally appeared John B. Ward, Jr. and made oath under the penalties of perjury that the matters and facts set forth in this affidavit are true to the best of his knowledge, information and belief.

        As witness my hand and notarial seal.

/s/ RACHEL JACKSON Rachel Jackson Notary Public

My Commission expires: August 26, 1988

NOTARY SEAL

HERON REALTY CORPORATION
ARTICLES OF REVIVAL

        Heron Realty Corporation, a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST:    These Articles of Revival are for the purpose of reviving the Charter of the Corporation.

        SECOND:    The name of the corporation at the time of the forfeiture of its Charter was Heron Realty Corporation.

        THIRD:    The name which the Corporation will use after the revival of its Charter pursuant to these Articles of Revival shall be Heron Realty Corporation, which name complies with the provisions of the Corporations and Associations Article of the Annotated Code of Maryland with respect to corporate names.

        FOURTH:    The post office address of the principal office in the State of Maryland at the time of forfeiture was 1657 Crofton Boulevard, Crofton, Maryland 21114. The post office address of the principal office in the State of Maryland following revival of the Corporation's Charter shall be 1657 Crofton Boulevard, Crofton, Maryland 21114 in Anne Arundel County, Maryland.

        FIFTH:    The name and post office address of the resident agent of the Corporation in the State of Maryland are John B. Ward, Jr., One N. Charles Street, Suite 400, Baltimore, Maryland 21201. The resident agent is a citizen actually residing in this State.

        SIXTH:    Prior to the filing of these Articles of Revival, the Corporation has:

          (a) Filed all annual reports required to be filed by the Corporation or which could have been required to be filed by the Corporation if its Charter had not been forfeited; and

          (b) Paid all State and local taxes (except taxes on real estate) and all interest and penalties due by the Corporation or which would have become due if its Charter had not been forfeited, whether or not barred by limitations.

        IN WITNESS WHEREOF, the Corporation has caused these Articles of Revival to be signed and acknowledged in its name and on its as of this 6th day of May, 1999.

ATTEST: HERON REALTY CORPORATION

AFFIDAVIT FOR REVIVAL OF A CHARTER

        I, David J. Norman, Secretary of Heron Realty Corporation, hereby declare that the previously mentioned corporation has paid all unemployment contributions or reimbursement payments, all State and local taxes, and all interest and penalties due by the Corporation or which would have become due if the charter had not been forfeited, whether or not barred by limitations.

/s/ DAVID J. NORMAN David J. Norman

        I hereby certify that on May 6, 1999, before me, the subscriber, a notary public of the State of Maryland in and for Anne Arundel Co. personally appeared Harvey Rothstein and made oath under the penalties of perjury that the matters and facts set forth in this affidavit are true to the best of his knowledge, information and belief.

        As witness my hand and notarial seal.

/s/ C.J. ORTMAN C.J. Ortman Notary Public

        My commission expires: 6-1-99

NOTARY SEAL

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Exhibit 3.7